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                                                                   Exhibit 10.27





                          COMPAQ/TCS MASTER AGREEMENT


     THIS MASTER AGREEMENT (this "Agreement") is effective as of the 5th day of June 2000 (the "Effective Date"), by and between COMPAQ COMPUTER CORPORATION (hereinafter "Compaq"), a Delaware corporation, having principal offices at 1255 W. 15th Street, Suite 8000, Plano, TX 75075-7270, and TELECOMMUNICATION SYSTEMS, INC. (hereinafter "TCS"), a Maryland corporation, having principal offices at 275 West Street, Annapolis, MD 21401, and which collectively may be referred to herein as the "Parties":


                                  WITNESSETH:

WHEREAS, Compaq manufactures certain computer equipment and produces certain computer software programs compatible with such computer equipment, consisting of the basic operating system of such computer equipment and the related application software, tools, and utilities, all of which Compaq is willing to provide to TCS on the terms and conditions set forth herein; and

WHEREAS, TCS intends to combine such computer equipment and computer programs with other equipment and/or software programs so as to create certain "TCS Product(s)" and to market such TCS Product(s) to end-users; and

NOW, THEREFORE, in consideration of the premises hereof, and the mutual obligations herein made and undertaken, the parties hereto agree as follows:

     1. DEFINITIONS.   For the purposes of this Agreement, the definitions set
forth in this Section shall apply to the respective capitalized terms:

         1.1 "COMPUTER EQUIPMENT." The hardware products (including all model conversions, elements, and accessories) that are listed in the attached Exhibit A, which may be supplemented or amended from time to time by mutual written agreement.

         1.2 "DEMONSTRATION/DEVELOPMENT SYSTEMS." A generally available version of Computer Equipment and Programs to be procured by TCS from Compaq under this Agreement for use in the creation and demonstration of TCS Products.

         1.3 "DISTRIBUTOR." Currently, Hallmark. Other distributors of Compaq equipment may be identified as necessary.

         1.4 "DOCUMENTATION." Those printed instructions, manuals, and diagrams pertaining to the Programs to be furnished therewith. Documentation media may be in soft copy form.

         1.5 "END-USER." A prospective customer of TCS or Compaq to whom one of the Parties offers its products for use in the regular course of such customer's business and not for resale.

         1.6 "END-USER LICENSE AGREEMENT." The form of agreement under which TCS directly grants an End-User the right and license to use Programs on the Computer Equipment.

         1.7 "ENHANCEMENT(s)." Computer program modifications or additions, other than Maintenance Modifications, that may be integrated with the Programs or offered separately and that alter the functionality of the Program or add new functions thereto.

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         1.8 "ERROR." A defect in a Program that prevents it from functioning in substantial conformity with the published Specifications pertaining thereto.

         1.9 "MAINTENANCE MODIFICATION(s)." Computer software changes to be integrated with the Programs to correct any Errors therein, but that do not alter the functionality of the Programs or add new functions thereto.

         1.10 "MARKETING TERRITORY." North, Central and South America.

         1.11 "OBJECT CODE." Computer programs assembled or compiled in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse-assembly, reverse-compiling, or reverse-engineering.

         1.12 "PROGRAMS." The computer software, consisting of the Compaq Software and TCS Software, including all Maintenance Modifications and Enhancements thereto.

              1.12.a. "COMPAQ SOFTWARE." The Programs (in Object Code only) owned by Compaq which constitute the basic operating system, application software, tools, and utilities of the Computer Equipment to be offered by TCS to End-Users.

              1.12.b. "TCS SOFTWARE." The Programs (in Object Code only) owned by TCS which consist of wireless communications application software, together with related services. TCS Software is to be provided to End-Users by Compaq in unmodified form.

         1.14 "SUBLICENSE." The form of agreement to be entered into between TCS or Compaq and each End-User, which grants the End-User the right and license to use the Program. Each Sublicense shall prohibit the End-User from any copying of the Programs, from any transfer of any Programs to any third parties, and from any reverse-compiling, reverse-assembly, or reverse-engineering of the Programs from the Object Code in which they are distributed to End-Users.

         1.15 "TCS PRODUCTS." One or more combinations of Computer Equipment and Programs with other equipment and computer software independently developed or procured by TCS, to be offered by TCS, together with related services, to End-Users.

     2. TERM. This Agreement will commence as of the Effective Date and will continue in full force and effect for two years unless previously terminated in accordance with the provisions herein. Notwithstanding any other provision in this or subsequent modifications or riders to this Agreement, terminating events or occurrences will be construed to terminate this Agreement only as to the product or software application that is the object of the terminating event and this Agreement will remain in force as to any other existing or contemplated software application or product.

     3. COMPAQ'S RESPONSIBILITIES. Subject to the terms and conditions of this Agreement, Compaq shall:

     1. Assist TCS in the development of a business arrangement between TCS and one or more Compaq Distributors for the purpose of distribution, installation and support of configurations of TCS Products delivered to Compaq and TCS customers;


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     2.  Encourage its Distributor(s) to work with TCS to develop a joint marketing plan for TCS Products. The plan may include target markets, product positioning, and plans for advertising, trade shows, collateral, publications, etc.;

     3. Provide TCS with 40 hours of development support with the purchase of each Demonstration/Development System, under Compaq's then current terms, conditions and programs;

     4. Provide technical product training with the purchase of each Demonstration/Development System, for two TCS engineering/support personnel at no charge under Compaq's then current terms, conditions and programs. Additional training may be obtained by TCS at the then current Compaq rates;

     5. Offer TCS its standard technical support plans for End-Users and the other technical support for the Computer Equipment at the then current prices and as set forth in Section 7 hereof;

     6. Offer TCS Enhancements to the Programs on terms no less favorable than those offered to any other similarly situated reseller.

     4. TCS'S RESPONSIBILITIES. Subject to the terms and conditions of this Agreement, TCS shall:

     1. Provide Compaq's Distributor(s) with reseller pricing discounts based upon list prices and volume discount structure;

     2. Commit the necessary resources and/or commission for a fee the appropriate Compaq professional services in support of engineering activities including but not limited to:

         - Porting existing and future TCS Software products to Compaq Computer Equipment;

         - Certifying existing and future TCS hardware/software products on the Compaq Computer Equipment;

         - Performing functional and performance testing of joint product offerings; and

         - Developing engineering configurations for standard joint product offerings.

     3. Contract with Compaq or appropriate Compaq Distributors to provide long term support for the Computer Equipment to End-Users.

     4. Combine Computer Equipment and Programs with other equipment and/or computer software programs independently developed or procured by TCS so as to create TCS Products;

     5. Market, sell, and deliver TCS Products to End-Users in the Marketing Territory;

     6. Present the End-User License Agreement provided by Distributor to all prospective customers, obtain duly executed copies of the End-User License Agreement from each End-User prior to delivery of the Compaq software as part of any TCS Products, and forward one copy of each End-User License Agreement to Compaq promptly after its signing;

     7. Provide technical support for TCS Products to End-Users as set forth in Section 7 hereof.

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     5. CONFIDENTIALITY OF INFORMATION; PROTECTION AND SECURITY.

         5.1 The Parties shall use all reasonable efforts to protect and defend the proprietary nature of the Programs, including Enhancements and any derivative works of the Programs. Except as expressly provided otherwise in this Agreement, neither TCS nor Compaq shall copy, modify, transcribe, store, translate, sell, lease, or otherwise transfer or distribute any of the Programs, including Enhancements, in whole or in part, without prior authorization in writing from the owning Party.

         5.2 All Programs and Computer Equipment incorporated into products shall be marked with such copyright, patent, or other notices; proprietary legends; or restrictions as the owner of the Program may require.

         5.3 Unless specifically covered by a separate, signed agreement, all information provided to each other by the Parties shall be regarded as confidential or proprietary, and will be governed by the Non-Disclosure Agreement dated May 24, 1999 between the parties.

     6. EXPENSES. It is expressly understood and agreed that neither Party is under any obligation or requirement to reimburse the other Party for any expenses or costs incurred in the performance of its responsibilities under this Agreement. Any costs or expenses incurred by either Party shall be at its sole risk and upon its independent business judgment that such costs and expenses are appropriate.

     7. TECHNICAL SUPPORT.

         7.1 By Compaq:

              7.1.a. Compaq shall provide assistance for development of engineering configurations for standard joint product offerings under the terms of the specific Computer Equipment developers packages. All such support shall be performed at Compaq's facility unless another site is mutually agreed upon. TCS shall pay all expenses of its own personnel, including travel, food, and lodging, incident to such support.

              7.1.b. Compaq shall provide both TCS and any TCS End-User(s) with technical support, Maintenance Modifications, and Enhancements relating to the Computer Equipment and Compaq Software in accordance with the terms of an expected support agreement and payment of applicable fees.

         7.2  By TCS:

TCS shall provide End-Users with all other necessary maintenance, training, and support relating to TCS Products and TCS Software. Such services shall include, without limitation, the following:

     1. Technical training regarding installation and operation of the TCS Products

     2. Consulting support at End-User site(s) regarding proper utilization, and optimization of use, of the TCS Products

     3.  Telephone hotline support during normal business hours

     4.  Maintenance and repair of Computer equipment

     5. Distribution and application of Maintenance Modifications and Enhancements.

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     8. OWNERSHIP.

         8.1 Compaq shall retain all intellectual property rights to Compaq preexisting or independently developed intellectual property and all intellectual property created during the term of this Agreement, except as specifically granted to TCS hereunder. TCS agrees that it will not claim or assert title to any such property or attempt to transfer any title to End-Users or any third parties.

         8.2 TCS shall retain all intellectual property rights to TCS preexisting or independently developed intellectual property and all intellectual property created during the term of this Agreement, except as specifically granted to Compaq hereunder. Compaq agrees that it will not claim or assert title to any such property or attempt to transfer any title to End-Users or any third parties.

     9. ORDER, DELIVERY, AND ADMINISTRATION

         9.1 TCS shall place periodic orders for Computer Equipment during the term of this Agreement through the Compaq Distributor and under the terms established between TCS and the Distributor. Compaq's shipment of Computer Equipment ordered by TCS shall be made to the Distributor consistent with Compaq's available production volume and established shipping priorities and agreements between Compaq and the Distributor.

     10. PAYMENT

         10.1 Payment for all Compaq Computer Equipment and/or Programs shall be made according to the terms and conditions of agreement between TCS and the Compaq Distributor.

     11. LIMITED WARRANTIES

         11.1 COMPAQ DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO THE SUITABILITY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY PRODUCTS OR PROGRAMS FURNISHED HEREUNDER OR FOR ANY TCS PRODUCTS PREPARED BY TCS. IN NO EVENT SHALL COMPAQ BE LIABLE FOR ANY LOST OR ANTICIPATED PROFITS, OR ANY INCIDENTAL, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES, REGARDLESS OF WHETHER COMPAQ WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11.2 TCS DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO THE SUITABILITY OR MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY PROGRAMS FURNISHED HEREUNDER OR FOR ANY COMPAQ PRODUCTS PREPARED BY COMPAQ. IN NO EVENT SHALL TCS BE LIABLE FOR ANY LOST OR ANTICIPATED PROFITS, OR ANY INCIDENTAL, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES, REGARDLESS OF WHETHER TCS WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11.3 No action arising or resulting from this Agreement, regardless of its form, may be brought by either party more than three years after delivery of the affected products or programs.

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     12. TERMINATION

         12.1 Should either Party commit a material breach of its obligations hereunder, or should any of the representations of either Party in this Agreement prove to be untrue in any material respect, the other Party may, at its option, terminate this Agreement, by 30 days' written notice of termination, which notice shall identify and describe the basis for such termination. If, prior to expiration of such period, the defaulting Party cures such default, termination shall not take place.

         12.2 Either Party hereto may, at its option and without notice, terminate this Agreement, effective immediately, should the other party hereto
(1) admit in writing its inability to pay its debts generally as they become due; (2) make a general assignment for the benefit of creditors; (3) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (4) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (5) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (6) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

         12.3 Termination of this Agreement shall not relieve either party of the obligations incurred hereunder pursuant to Sections 5, 8, 11, 12, 14, and 16 hereof, which Sections shall survive such termination.

     13. LIMITATION OF REPRESENTATIONS AND USE OF NAME

         13.1 Neither Party shall make any representations concerning the other Party, the Computer Equipment, or any Programs, including any Maintenance Modifications or Enhancements, except as set forth in the printed documentation furnished to it by the other Party. Neither Party shall reproduce, reference, distribute, or utilize any trade name or trademark of the other Party, except
(i) solely for purposes of identifying products and programs, or (2) as required by law or regulatory authority, without the prior written approval of the other Party.

         13.2 Except as required by law or regulatory authority, each Party shall submit to the other Party for approval, prior to use, distribution, or disclosure, any advertising, promotion, or publicity in which the trade name or trademarks of the other Party are used, or which is otherwise undertaken pursuant to this Agreement. A Party shall have the right to require, at its discretion, the correction or deletion of any misleading, false, or objectionable material from any such advertising, promotion, or publicity.

     14. INDEPENDENT CONTRACTOR STATUS. Each Party is an independent contractor under this Agreement, and nothing herein shall be construed to create a partnership, joint venture, or agency relationship between the Parties hereto with the sole exception that the Parties act as a licensing agent of the other Party with respect to Programs as provided herein. Neither Party shall have any authority to enter into agreements of any kind on behalf of the other Party, other than the presentation to customers of the End-User License Agreement with respect to Programs, in strict accordance with the terms of this Agreement, and shall have no further power or authority to bind or obligate the other Party in any manner to any third party.

     15. COMPLIANCE WITH LAW. Both Parties shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

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     16. DISPUTES. Any Party believing that a dispute, controversy or claim relating to this Agreement (a "Dispute") has arisen between the Parties will provide the other Party with a written statement of the nature of such Dispute.

         16.1 Within three business days of such notice being given, the Project Managers (or their designees) will meet and attempt to resolve the Dispute through negotiation. If the Project Managers are unable to resolve the Dispute within ten business days of the commencement of negotiations, each will provide a written statement describing the nature of and his or her position concerning the Dispute to Senior Managers within their respective organizations, not later than the twelfth day following commencement of negotiations.

         16.2 Within five business days of the date the last of such statements has been provided, the Senior Managers will meet and attempt to resolve the Dispute through negotiation. If the Senior Managers are unable to resolve the Dispute within ten business days of the commencement of their negotiations, either Party may, upon written notice to the other Party, submit the Dispute to mediation or arbitration in accordance with the following paragraph.

         16.3 If the Dispute cannot be settled through negotiation as set forth above, a Party may submit the Dispute to a sole mediator selected by the Parties or, at the option of the Parties, to mediation by the American Arbitration Association (AAA). If not thus resolved, the Dispute shall be referred to a sole arbitrator selected by the parties within thirty days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. The award shall be made within three months of selection of the arbitrator and may be entered in any court having jurisdiction. The mediation and arbitration shall be held in Washington, DC. The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement nor have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto. Each Party shall bear its own expenses, but those related to the compensation of the mediator and arbitrator shall be borne equally. The Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

     17. NO ASSIGNMENT. Each Party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party, and further agrees that it may not assign its rights or obligations under this Agreement without the prior written consent of the other Party.

     18. NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the U.S. mail as registered mail, return receipt requested, postage prepaid, and addressed to the party at the address noted above, unless by such notice a different address shall have been designated in writing.

     19. GOVERNING LAW. All questions concerning the validity, operation, interpretation, and construction of this Agreement will be governed by and determined in accordance with the laws of the State of Maryland, without giving effect to its choice of laws provisions.

     20. NO WAIVER. Neither Party shall by mere lapse of time without giving notice or taking other action hereunder be deemed to have waived any breach by the other Party of any of the provisions of this Agreement. Further, the waiver by either Party of a particular breach of this Agreement by the other Party shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement.

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     21. FORCE MAJEURE. Neither Party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labor disputes, and governmental demands or requirements.

     22. SEVERABILITY. If any provision of this Agreement shall be held illegal, unenforceable, or in conflict with any law of a federal, state, or local government having jurisdiction over this Agreement, the validity of the remaining portions or provisions hereof shall not be affected thereby.

     23. NO CONFLICT OF INTEREST. Each Party represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement and that it has not entered into any other agreements, nor will it enter into any other agreements, that would render it incapable of satisfactorily performing its obligations hereunder, or place it in a position of conflict of interest, or be inconsistent or in conflict with its obligations hereunder.

     24. SCOPE OF AGREEMENT. Each of the Parties hereto acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive state of agreement and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants, and all other communications between the Parties relating thereto. This Agreement may be amended only by a writing that refers to this Agreement and is signed by both Parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives as set forth below:

   COMPAQ COMPUTER CORPORATION        TELECOMMUNICATION SYSTEMS,INC.


By: /s/ Michael Burke                   By: /s/ Richard A. Young
   --------------------------------         --------------------------

Title: VP Global Business & Finance   Title: Chief Operating Officer
      -----------------------------         --------------------------

Date:  May 30, 2000                   Date:  6-5-00
     --------------------------             ---------------------------


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                         COMPAQ/TCS RESELLER AGREEMENT

                                   EXHIBIT A

1.   COMPUTER EQUIPMENT:

Compaq CN-Series Platform


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